Exhibit 10.2
Confidential Materials omitted and filed separately with
Securities and Exchange Commission. Asterisks denote omissions.
CONFIDENTIAL
TRANSITION SERVICES AGREEMENT
IDENIX PHARMACEUTICALS, INC.,
IDENIX (CAYMAN) LIMITED
NOVARTIS PHARMA AG
28 September, 2007

TRANSITION SERVICES AGREEMENT
     This Transition Services Agreement (“Transition Agreement”) is made as of 28 September 2007 between Idenix Pharmaceuticals, Inc. of 60 Hampshire Street, Cambridge, Massachusetts 02139, USA (“Idenix U.S.”), Idenix (Cayman) Limited c/o Walkers SPV Limited, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands (“Idenix Cayman” and, together with Idenix U.S., “Idenix”), and Novartis Pharma AG of Forum 1, Novartis Campus, 4056 Basel, Switzerland (“Novartis”).
INTRODUCTION
     Novartis and Idenix are parties to the Development, License and Commercialization Agreement made as of May 8, 2003, as amended by Amendment No. 1 dated as of April 30, 2004, Amendment No. 2 dated as of December 21, 2004, Amendment No. 3 dated as of February 27, 2006, and Amendment No. 4 dated as of even date as this Transition Agreement (as amended and updated, the “DLC Agreement”).
     Under Amendment No. 4 to the DLC Agreement (“Amendment No. 4”), Novartis and Idenix revised certain terms and conditions of the DLC Agreement to give effect to the Parties’ agreement that Novartis will take over control of the Development, Commercialization and Manufacture of the LdT Product and related matters, on a worldwide basis from the Amendment Effective Date (as defined under Amendment No. 4).
     The Parties desire to provide for the efficient transition of the full control of the Development, Commercialization and Manufacture of the LdT Product and related matters to Novartis.
     The Parties have agreed that Idenix will provide services to Novartis to facilitate the transition in accordance with this Transition Agreement.
     IN CONSIDERATION of the mutual covenants in this Transition Agreement, Idenix and Novartis agree:
     1. Definitions. Initial capitalized terms used but not defined in this Transition Agreement have the meanings given to them in the DLC Agreement, including as defined or amended by the terms of Amendment No. 4. In addition, for purposes of this Transition Agreement, the Parties agree to the following additional definitions:
     “Additional Services” means additional services set out in a Statement of Work that Novartis and Idenix agree in writing to include as Transition Services.
     “Contact Person” means a person designated as a contact person for each Schedule and Statement of Work.
     “Incentivised Employees” means the Idenix employees listed in items 3 and 4 of Schedules 1 and 2 of this Transition Agreement, who Idenix would have terminated on the Amendment Effective Date, but retains to provide the Transition Services, and includes US Incentivised Employees and EU Incentivised Employees.

     “Schedules” means the schedules attached to this Transition Agreement, setting out the transition services agreed to as of the Effective Date with respect to the particular subject matter.
     “Scheduled Transition Services” means the services set out in the Schedules.
     “Statement of Work” means a description of the additional services to be performed, the obligations of each Party, any special terms for the particular Additional Services such as the specified person to carry out the work and any time requirement, and the Contact Persons for each Party.
     “Term” means the period from 1 October 2007 to the date specified in the Schedules with respect to the particular Transition Services, or another date to which the Parties agree to extend that period.
     “Transition Coordinator” means a person designated by a Party as transition coordinator in accordance with this Transition Agreement.
     “Transition Services” means the Scheduled Transition Services, the Additional Services, and services in relation to Third Party Agreements.
     2. Services.
     2.1 Scheduled Transition Services. Idenix will provide to Novartis the Scheduled Transition Services for the Term. Idenix will use Commercially Reasonable Efforts to ensure that all work in the Schedules is completed by the dates specified in the Schedules. Where all the work under a “description” field in the Schedule is not completed by the dates referred to above, Idenix will ensure completion of the work, and will continue to perform the Transition Services beyond the date specified, using the employees specified in the Schedules if still employed by Idenix, and consult with and keep Novartis informed of progress.
     2.2 Additional Transition Services. Novartis may request Idenix to provide additional transition services. Idenix will try to meet any reasonable request in good faith. The Parties will discuss each request in good faith and on agreement, prepare a Statement of Work for the agreed Additional Services.
     3. Incentives for Retention.
     3.1 Incentivised Employees. In respect of Incentivised Employees, Idenix will, immediately after Idenix announces its signing of this Amendment No. 4:
     (a) inform each Incentivised Employee orally that s/he will continue to be employed by Idenix to provide Transition Services to Novartis and (if applicable), that Novartis or its Affiliate wishes to interview him/her for possible employment.
     (b) provide each Incentivised Employee with personalized written communication informing him/her of:
          (i) the Transition Services that s/he has been nominated to provide;
          (ii) the duration of the Transition Services and that Idenix will provide him/her with employment for the duration s/he is engaged in providing those Transition Services to Novartis; and

          (iii) the amounts of the severance payment and retention incentive (as applicable) Idenix will pay to that Incentivised Employee under clause 3.2 (a) and (b) where the conditions under those clauses are fulfilled.
     3.2 Payment. Idenix will pay to each Incentivised Employee, after expiry of the forty-five (45) day review period, and seven (7) day revocation period under the US Federal Age Discrimination in Employment Act (“ADEA”) (where relevant), and receipt from each Incentivised Employee of a signed written release compliant with all US Federal and State employment laws, including the ADEA and Older Worker Benefits Protection Act, and relevant Law in the applicable Major EU Countries (the form of which has been agreed with Novartis in advance), the following:
     (a) for an US Incentivised Employee:
     (i) if s/he is offered employment and enters into an employment agreement with Novartis or its Affiliate by the later of the end of the Transition Services Term for which s/he is nominated in the Schedules, or [**], then the payment will comprise a severance payment equivalent to [**] salary of that Incentivised Employee as at the Amendment Effective Date (“US Severance Payment”); and
     (ii) if s/he is not offered employment or does not take up employment with Novartis or its Affiliate in the period mentioned above, and has completed all the work in each “description” field for which s/he is nominated in the Schedules to Novartis’ reasonable satisfaction by the specified time, then the payment will comprise the US Severance Payment plus for a retention incentive payment equivalent to [**] salary of that Incentivised Employee as at the Amendment Effective Date (“US Retention Incentive Payment”); and
     (b) for an EU Incentivised Employee:
     (i) if s/he is offered employment and enters into an employment agreement with Novartis or its Affiliate by [**], then the payment will comprise a severance payment (inclusive of notice period) equivalent to [**] salary of that Incentivised Employee as at the Amendment Effective Date (“Type 1 EU Severance Payment”); and
     (ii) if s/he is not offered employment or does not take up employment with Novartis or its Affiliate, then the payment will comprise a severance payment (inclusive of notice period) equivalent to [**] salary of that Incentivised Employee as at the Amendment Effective Date (“Type 2 EU Severance Payment”).
     3.3 Claim for Reimbursement. Idenix will:
     (a) provide to Novartis a copy of the release signed by each Incentivised Employee it has paid under clause 3.2; and

     (b) invoice Novartis for the US Retention Incentive Payments for all Incentivised Employees paid under clause 3.2(a)(ii).
     3.4 Reimbursement. Novartis will reimburse Idenix for the US Retention Incentive Payment paid within [**] days of receipt of the required releases and invoices under clause 3.3.
     4. Provision of Transition Services.
          4.1 Contact Person and Transition Coordinator.
     (a) Contact Person. Each Party will designate a Contact Person for each Schedule and Statement of Work. The Schedule will set out the names of the Contact Persons designated to be responsible for each Party from the Effective Date.
     (b) Transition Coordinator. Each Party will designate one/more Transition Coordinators to be responsible for overseeing the overall transition process. As of the Effective Date:
(i)	the Transition Coordinators for Novartis are:

Overall: [**] Human Resources: [**] Development: [**] Commercial: [**]

(ii)	the Transition Coordinator for Idenix are:

Overall: [**] Human Resources: [**] Development: [**] Commercial: [**].
     (c) Changes. Idenix will change its Contact Persons, Transition Coordinator, or other Idenix employees nominated in the Schedule or Statement of Work only by prior agreement with Novartis. A Party will notify the other Party of change of the designated Contact Persons, Transition Coordinators, or employee at least [**] days before the change, unless due to an exigency (i.e. death, disability or resignation). Inability to provide Transition Services due to an exigency will not be a breach of this Transition Agreement.
          4.2 Provision of Transition Services. Idenix and/or its Affiliates:
     (a) will provide the Transition Services using the employees specified (except where there is an exigency); and
     (b) will not subcontract or assign any part of this Transition Agreement without Novartis’ prior written consent.
          Subject to clause 6, employees of a Party involved in the provision or receipt of the Transition Services will, during the Term of this Transition Agreement, remain employees of the same respective Party which they were employed before the Amendment Effective Date, and that Party solely will be responsible for the payment of all wages, bonuses, compensation, commissions and employee benefit plans, programs or arrangements, and any other terms or conditions of employment relating to its own employees.
          4.3 Standard. Idenix warrants that it will provide the Transition Services in accordance with the terms of this Transition Agreement. Idenix further warrants that it will provide the Transition Services in a professional and timely manner, with the level of care and skill ordinarily exercised to the standard applied in the provision of the relevant services under the DLC Agreement up to the Amendment Effective Date, and in compliance with all applicable Laws.
          4.4 Cooperation. The Parties will use Commercially Reasonable Efforts to cooperate with each other in all matters relating to the provision and receipt of the Transition Services, including exchanging information, performing true-ups and adjustments, and obtaining all Third Party consents, licenses, sublicenses or approvals necessary to allow the other Party to perform its obligations under this Transition Agreement. The cost of obtaining Third Party consents, licenses, sublicenses or approvals will be borne by Idenix. Idenix will maintain, in accordance with its standard document retention procedures (or if it has no standard document retention policy, for a period of at least [**]), documentation supporting the information relevant to cost calculations of the Transition Services and cooperate with Novartis in making such information available as needed after the Term.
          4.5 Error Correction and Accounting. The Parties will agree on a reasonable process and procedure for conducting reviews and making adjustments to charges as a result of Novartis taking full responsibility and control over the Development, Manufacture and Commercialization of the LdT Product. The Parties will use best endeavours to complete the processes and procedures within [**] days after completion or termination of the Transition Services.
     5. Confidentiality. The Parties agree that all information concerning the other Party or Third Parties disclosed or derived in connection with this Transition Agreement will be governed by the confidentiality provisions contained in the DLC Agreement.
     6. Intellectual Property. The Parties agree that all inventions made by a Party or its Affiliates or their employees, agents or consultants in connection with the provision of Transition Services will be owned exclusively by Novartis and will be Novartis Sole Inventions for the purposes of the DLC Agreement. To the extent required for the above purpose, and at no additional cost to Novartis, Idenix hereby assigns (and will cause its Affiliates and their employees, agents and consultants to assign), all right, title and interest in the inventions to Novartis, and will provide all reasonable assistance and execute all documents that may be necessary for Novartis to obtain and secure Novartis’ rights.
     7. Financial.
          7.1 Fees for Scheduled Transition Services. Novartis will pay Idenix in accordance with the rates set in clause 7.3 for the Scheduled Transition Services.
          7.2 Fees for Other Transition Services. For Transition Services that are not listed in a Schedules, Novartis will pay Idenix the amounts set out in the relevant Statement of Work.
          7.3 Default Fees. To the extent the Parties do not specify the amounts due for any Transition Services in the relevant Schedule or Statement of Work, Novartis will pay Idenix:
     (a) for 100% Development Expenses; and
     (b) for the work performed at the FTE rate of USD [**] per annum, prorated:

     (i) the percentage of time the Idenix Employee is engaged in the provision of Transition Services rather than other Idenix projects; and
     (ii) the period of the relevant Transition Services are being provided..
The above is provided that Idenix has Novartis’ prior written consent to do the work and incur the payment, which consent takes the place of JSC approval, and references to the Development Plan and Development Budget in the definition of Development Expense.
          7.4 Hire of Idenix Employee. Novartis may (but is under no obligation to) discuss with any employee designated as an employee Novartis may wish to interview in the Schedules, their resignation from Idenix and entering a new employment agreement with Novartis.
          7.5 . Fees Applicability. The dates and periods specified in Schedules are estimates only. The fees under this Transition Agreement will cease to be payable to Idenix on the earliest of:
     (a) an Idenix employee named in a Schedule or Statement of Work becoming a Novartis employee; or
     (b) the completion or the termination of the specific Transition Service.
Fees are not payable for the period where an Idenix employee named in a Schedule or Statement of Work is not available to carry out particular Transition Services unless with Novartis’ prior written agreement, a suitably qualified and experienced Idenix employee carries out the work in replacement.
          7.6 Invoices and Payment. Within [**] days after the end of each calendar month of the Term, Idenix will invoice Novartis for the Transition Services performed under this Transition Agreement in the month immediately preceding. Novartis will pay the amount due under each invoice presented under this Section within [**] days after receipt of the invoice.
     8. Term and Termination of Agreement.
          8.1 Term. This Transition Agreement will continue until the relevant Transition Services are completed as contemplated under Section 2.1, unless terminated earlier in accordance with its terms, or Novartis notifies an earlier end date for specific Transition Services by specifying such a date in the relevant Transition Service Schedule or Statement of Work or amendment of the above.
          8.2 Extension. This Transition Agreement may be extended in whole or for one or more of the Transition Services, by the Parties’ agreement in writing. The Parties will be deemed to have extended this Transition Agreement with respect to the specific Transition Services if by agreement the Schedule or the Statement of Work for the relevant Transition Services specifies a completion date beyond the expiry of the Term.
          8.3 Termination for Breach. If either Party fails to perform or breaches any material obligation under this Transition Agreement and fails to cure the breach within [**] days of its receipt of a written notice from the non-breaching Party, the non-breaching Party may terminate this Transition Agreement upon written notice. In addition to the above, the non-breaching Party will have all other rights and remedies available at law or in equity.
     9. Indemnification. Section 11.5 (Indemnification) of the DLC Agreement will apply to this Transition Agreement and will be deemed incorporated by reference into this Transition Agreement.

     10. Miscellaneous.
          10.1 Incorporated Terms. The Miscellaneous provisions included in Sections 13.1 (Choice of Law), 13.2 (Notices), 13.4 (Captions), 13.6 (Dispute Resolution), 13.7 (Independent Contractors, No Agency), 13.8 (Assignment, Successors), 13.10 (Waivers), 13.11 (No Consequential or Punitive Damages) and 13.12 (Bankruptcy) of the DLC Agreement will apply to this Transition Agreement and will be deemed incorporated by reference in this Transition Agreement.
          10.2 Counterparts. This Transition Agreement may be executed in any number of counterparts and by the Parties on separate counterparts. Each counterpart constitutes an original of this Transition Agreement, and all parts together constitute one agreement.
          10.3 Entire Agreement. This Transition Agreement and the DLC Agreement (as amended), and the documents and agreements between the parties referred to in this Transition Agreement, constitute the entire agreement between the Parties on the subject of transition services and supersede all prior agreements and understandings, written and oral, between the Parties on the subject matter dealt with, and do not confer on any other person other than the Parties any rights or remedies under this Transition Agreement.
          10.4 Severability. In the event that any provision of this Transition Agreement or its application becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Transition Agreement will continue in full force and effect and the application of the provision to other persons or circumstances will be interpreted so as reasonably to give effect to the intent of the Parties. The Parties further agree to replace the void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purpose of the void or unenforceable provision.
          10.5 Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Transition Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
          10.6 Relationship Between the Parties. The relationship between the Parties under this Transition Agreement is that of independent contractors and neither Party is an employee, agent, partner, or joint venturer of or with the other.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

          EXECUTION Idenix and Novartis execute this Transition Agreement by their authorized representatives, as of the date first written above.

IDENIX PHARMACEUTICALS, INC.
By:	/s/ Jean-Pierre Sommadossi
	Name:	J. P. Sommadossi
	Title:	CEO

IDENIX (CAYMAN) LIMITED
By:	/s/ John Weidenbruch
	Name:	J. Weidenbruch
	Title:	Director

NOVARTIS PHARMA AG
By:	/s/ Robert Pelzer
	Name:	Robert Pelzer
	Title:	General Counsel
Norvartis Pharma AG

By:	/s/ Gerrard Terlouw
	Name:	Gerrard Terlouw
	Title:	Lead Negotiator, BF IDTI
Norvartis Pharma AG

SCHEDULE 1
Development Transition Services
(includes Regulatory and Pharmacovigilance)
1.	Idenix Contact Person: [**]

Novartis Contact Person: [**]

2.	Start/End Date: The Transition Services are for the dates ascribed adjacent to each item.

3.	Summary of Transition Services (Describe the service to be provided in appropriate detail.):

Country and Site	Type of Services	Description	Start Date	End Date

US Cambridge	Clinical	[**]	[**]	[**]
Communications

US Cambridge	Supply TRD	[**]	[**]	[**]
Maintenance of drug
supply for ongoing
studies including
011, 031 and 022,
CTA updates,
oversight of
contract packaging

US Cambridge	Regulatory Affairs	[**]	[**]	[**]

US Cambridge	Pre-clinical/	[**]	[**]	[**]
toxicology

		[**]	[**]	[**]

		[**]	[**]	[**]

US Cambridge	Integrated Medical	• [**]	[**]	[**]
Safety

US Cambridge	Drug Metabolism and	[**]	[**]	[**]
Pharmacokinetics
(DMPK)

		[**]		[**]

		[**]	[**]	[**]

		[**]	[**]	[**]

Country and Site	Type of Services	Description	Start Date	End Date

US Cambridge	Research/ Labs	[**]	[**]	[**]

US Cambridge	Clinical	[**]	[**]	[**]

		[**]	[**]	[**]

		[**]	[**]	[**]

		[**]	[**]	[**]

		[**]	[**]	[**]

France Montpellier	Clinical	[**]	[**]	[**]

US Cambridge	Clinical	[**]	[**]	[**]

		[**]	[**]	[**]

		[**]	[**]	[**]

		[**]	[**]	[**]

US Cambridge	Resistance testing	[**]	[**]	[**]

US Cambridge	Investigator	[**]	[**]	[**]
brochrochure Update

US Cambridge	007 report on viral	• [**]	[**]	[**]
breakthrough

US Cambridge		[**]	[**]	[**]
4.	Incentivised Employees (Novartis presently intends to invite for interview*):

US Cambridge: [**]

France, Montpelier: [**]

SCHEDULE 2
Commercial Transition Services
1.	Idenix Contact Person: [**]

Novartis Contact Person: [**]

2.	Start/End Date: The Transition Services are for the dates ascribed adjacent to each item.

3.	Summary of Transition Services (Describe the service to be provided in appropriate detail.):

Country and Site	Type of Services	Description	Start Date	End Date
US Cambridge/Florham Park	Transfer of inventory	[**]	[**]	[**]

US Cambridge/Florham Park	Transfer of promotional goods	[**]	[**]	[**]

US Cambridge/Florham Park	Managed Care Reporting	• [**]	[**]	[**]

US Cambridge/Florham Park	Market Research	[**]	[**]	[**]

US Cambridge/Florham Park	Medical Affairs	[**]	[**]	[**]

Region Europe /Paris	Marketing	[**]	[**]	[**]

France Paris	Marketing	[**]	[**]	[**]

Global Cambridge /Basel	Marketing	[**]	[**]	[**]

Germany	Marketing	[**]	[**]	[**]

UK	Medical	[**]	[**]	[**]

Spain	Marketing	[**]	[**]	[**]

France	Medical	[**]	[**]	[**]

4.	Incentivised Employees (Novartis presently intends to invite for interview*):

[**]